                         [FOX CHASE BANCORP, INC. LOGO]


                                  NEWS RELEASE
                                  ------------

FOR IMMEDIATE RELEASE

DATE:        April 30, 2009
CONTACT:     Roger Deacon
             Chief Financial Officer
PHONE:       (215) 682-4116

             FOX CHASE BANCORP ANNOUNCES 74% INCREASE IN NET INCOME
                             FOR FIRST QUARTER 2009

HATBORO, PA, APRIL 30, 2009 - Fox Chase Bancorp, Inc. (the "Company") (NASDAQ
GM: FXCB), the holding company for Fox Chase Bank (the "Bank"), today announced net income of $601,000 for the three months ended March 31, 2009, compared to net income of $345,000 for the three months ended March 31, 2008, an increase of 74.2%.

Highlights for the quarter included:

    o Net interest income increased $866,000, or 17.5%, to $5.8 million for the three months ended March 31, 2009, compared to $4.9 million for the three months ended March 31, 2008;

    o Noninterest expense increased $229,000, or 4.8%, to $5.0 million for the three months ended March 31, 2009, compared to $4.7 million for the three months ended March 31, 2008, primarily due to a $211,000 increase in FDIC insurance premium expense. A special insurance premium assessment has been proposed by the FDIC which will substantially increase this amount in the second quarter of 2009;

    o Total assets were $1.1 billion at March 31, 2009, an increase of $203 million, or 21.8% from December 31, 2008;


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    o    Deposits totaled $810 million at March 31, 2009, representing an increase of $202  million,  or 33.1%, from December 31, 2008.

Thomas M. Petro, President and CEO stated, "Fox Chase Bank achieved several significant milestones this quarter. For the first time in our 142-year history we surpassed $1.0 billion in assets and $600 million in loans. During the month of March, we offered attractive rates on selected deposit products to increase our market share in the Philadelphia region and we were pleased with the results. In that timeframe we opened 6,500 new deposit accounts, representing greater than $200 million in deposits, of which 50% were new deposit customers to Fox Chase Bank. We intend to lend these deposit dollars to qualified businesses and consumers in the year ahead. While we remain cautious about the economic environment, our strong capital base positions us to increase market share and build long-term relationships with borrowers and depositors."

The Bank intends to maintain a significant portion of the first quarter increase in deposits in short-term money market funds, which will have a negative impact on net interest margin, until the funds are deployed into higher-yielding loans.

Nonperforming assets totaled $6.5 million, or 0.58% of total assets, at March 31, 2009 compared to $5.9 million, or 0.63% of total assets, at December 31, 2008. The Company recorded provisions for loan losses of $395,000 and $175,000 for the three months ended March 31, 2009 and March 31, 2008, respectively. The increase in the provision reflected the increase in nonperforming assets and loan growth, primarily commercial loans. The allowance for loan losses at March 31, 2009 and December 31, 2008 was 1.05% of total loans outstanding.

During the three months ended March 31, 2009, the Company repurchased 89,039 shares of common stock, which included completing the stock repurchase program announced in February 2008 (the "February 2008 program"). Included in the repurchases this quarter was 48,230 shares of the 327,000 shares approved to be purchased under the repurchase program announced in July 2008 (the "July 2008" program). Timing and volume of purchases will depend on market conditions and other factors. Repurchased shares will be held in treasury.


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Fox Chase Bancorp, Inc. is the mid-tier stock holding company of Fox Chase Bank.
The Bank is a federally chartered savings bank originally established in 1867. The Bank offers traditional banking services and products from its main office in Hatboro, Pennsylvania and ten branch offices in Bucks, Montgomery, Chester, Delaware and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey. For more information, please visit the Bank's website at www.foxchasebank.com.
--------------------

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.


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


CONSOLIDATED STATEMENT OF OPERATIONS
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                       THREE MONTHS ENDED
                                                                                           MARCH 31,
                                                                                        2009         2008
                                                                                    -----------  ------------
INTEREST INCOME
    Interest and fees on loans                                                       $  8,377     $  7,128
    Interest on money market funds                                                         38          275
    Interest on mortgage related securities available-for-sale                          3,255        2,904
    Interest on investment securities available-for-sale
        Taxable                                                                           124          651
        Nontaxable                                                                        143          168
    Dividend income                                                                         1           58
    Other interest income                                                                   1           70
                                                                                    -----------  ------------
            TOTAL INTEREST INCOME                                                      11,939       11,254
                                                                                    -----------  ------------

INTEREST EXPENSE
    Deposits                                                                            4,379        5,107
    Federal Home Loan Bank advances                                                     1,330        1,030
    Other borrowed funds                                                                  429          182
                                                                                    -----------  ------------
            TOTAL INTEREST EXPENSE                                                      6,138        6,319
                                                                                    -----------  ------------
            NET INTEREST INCOME                                                         5,801        4,935
    Provision for loan losses                                                             395          175
                                                                                    -----------  ------------
            NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                         5,406        4,760
                                                                                    -----------  ------------

NONINTEREST INCOME
    Service charges and other fee income                                                  170          191
    Net gain on sale of:
        Securities available-for-sale                                                      --           70
        Loans                                                                               3            3
    Income on bank-owned life insurance                                                   109          111
    Other                                                                                  65           18
                                                                                    -----------  ------------
            TOTAL NONINTEREST INCOME                                                      347          393
                                                                                    -----------  ------------

NONINTEREST EXPENSE
    Salaries, benefits and other compensation                                           2,850        2,798
    Occupancy expense                                                                     495          486
    Furniture and equipment expense                                                       221          216
    Data processing costs                                                                 385          393
    Professional fees                                                                     266          313
    Marketing expense                                                                      84           95
    FDIC premiums                                                                         241           30
    Other                                                                                 409          391
                                                                                    -----------  ------------
            TOTAL NONINTEREST EXPENSE                                                   4,951        4,722
                                                                                    -----------  ------------
            INCOME BEFORE INCOME TAXES                                                    802          431
        Income tax provision                                                              201           86
                                                                                    -----------  ------------
            NET INCOME                                                               $    601     $    345
                                                                                    ===========  ============
Earnings per shares:
    Basic                                                                            $   0.05     $   0.03
    Diluted                                                                          $   0.05     $   0.03


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

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                 MARCH 31,          DECEMBER 31,
                                                                                   2009                2008
                                                                              ----------------   -----------------
                                                                                (UNAUDITED)
ASSETS

       Cash and due from banks                                                 $      375         $       642
       Interest-earning demand deposits in other banks                             31,722               3,302
       Money market funds                                                         103,000                  --
                                                                              --------------      ---------------
           Total cash and cash equivalents                                        135,097               3,944
       Investment securities available-for-sale                                    31,657              25,041
       Mortgage related securities available-for-sale                             307,669             269,682
       Loans, net of allowance for loan losses of $6,510
         at March 31, 2009 and $6,260 at December 31, 2008                        616,291             588,975
       Federal Home Loan Bank stock, at cost                                        9,707               9,707
       Bank-owned life insurance                                                   12,323              12,214
       Premises and equipment                                                      13,540              13,705
       Accrued interest receivable                                                  3,907               3,721
       Mortgage servicing rights                                                      756                 827
       Deferred tax asset, net                                                        719               1,869
       Other assets                                                                 2,830               1,585
                                                                              --------------      ---------------
           TOTAL ASSETS                                                        $1,134,496         $   931,270
                                                                              ==============      ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

       Deposits                                                                $  810,095         $   608,472
       Federal Home Loan Bank advances                                            145,339             146,379
       Other borrowed funds                                                        50,000              50,000
       Advances from borrowers for taxes and insurance                              2,427               2,589
       Accrued interest payable                                                       733                 727
       Accrued expenses and other liabilities                                       1,982               1,883
                                                                              --------------      ---------------
           TOTAL LIABILITIES                                                    1,010,576             810,050
                                                                              --------------      ---------------

STOCKHOLDERS' EQUITY

       Preferred stock ($.01 par value; 1,000,000 shares authorized, none issued and outstanding at March 31, 2009 and
           December 31, 2009                                                           --                  --
       Common stock ($.01 par value; 35,000,000 shares authorized,
           14,679,750 shares issued and 13,977,520 shares outstanding at
           March 31, 2009 and 14,679,750 shares issued and 14,066,559
           shares outstanding at December 31, 2008)                                   147                 147
       Additional paid-in capital                                                  63,758              63,516
       Treasury stock (at cost, 702,230 shares at March 31, 2009 and
           613,191 shares at December 31, 2008)                                    (8,149)             (7,293)
       Common stock acquired by benefit plans                                      (7,695)             (7,819)
       Retained earnings                                                           73,261              72,664
       Accumulated other comprehensive income, net                                  2,598                   5
                                                                              --------------      ---------------
           TOTAL STOCKHOLDERS' EQUITY                                             123,920             121,220
                                                                              --------------      ---------------

           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $1,134,496         $   931,270
                                                                              ==============      ===============


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

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY (UNAUDITED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           March 31,         December 31,          March 31,
                                                             2009               2008                 2008
                                                         -------------       ------------        ------------
CAPITAL RATIOS(1):
Total Stockholders' Equity (to Total Assets)(1)              10.92%             13.02%               14.26%

Tier 1 capital (to adjusted assets)(2)                        8.91%             10.70%               11.39%
Tier 1 risk -based capital (to risk-weighted assets)(2)      16.40              18.11                21.75
Total risk-based capital (to risk-weighted assets)(2)        17.35              19.25                22.53

ASSET QUALITY INDICATORS:

Nonperforming loans(3)                                   $   6,535            $ 5,850               $  774

Real estate owned                                               --                 --                   --
                                                         ---------            -------               ------

Total nonperforming assets                               $   6,535            $  5,850              $  774
                                                         =========            ========              ======

Ratio of nonperforming loans to total loans                   1.05%               0.98%               0.17%
                                                         =========            ========              ======

Ratio of nonperforming loans to total assets                  0.58                0.63                0.09
                                                         =========            ========              ======

Ratio of allowance for loan losses to total loans             1.05                1.05                0.77
                                                         =========            ========              ======


                                                        At or for the Three Months Ended;

                                                 March 31,         December 31,         March 31,
                                                   2009                2008               2008
                                              ----------------    ---------------    ----------------
PERFORMANCE RATIOS(4):
         Return on average assets                 0.25%              (0.04)%              0.16%
         Return on average equity                 1.97               (0.31)               1.12
         Net interest margin                      2.45                2.70                2.39

OTHER:
         Book value per share                   $ 8.87              $ 8.62              $ 8.62
         Employees (full-time equivalents)         137                 137                 140

---------------------------
(1)  Represents stockholders' equity ratio of Fox Chase Bancorp, Inc.
(2)  Represents capital ratios of Fox Chase Bank
(3)  Includes nonaccruing loans and accruing loans past due 90 days or more
(4)  Annualized